ARTICLES OF AMENDMENT AND RESTATEMENT
                 OF
     EMERGING MARKETS GROWTH FUND, INC.

Emerging Markets Growth Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

                                   ARTICLE I

Michael L. Sapir, whose post office address is 1120 Connecticut Avenue, N.W., Washington, D.C. 20036, acted as the incorporator of this Corporation, under and by virtue of the General Corporation Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation. The initial Articles of Incorporation of the Corporation were filed with the State Department of Assessments and Taxation of Maryland on March 10, 1986.

                                ARTICLE II

NAME

The name of the Corporation is EMERGING MARKETS GROWTH FUND, INC.

                         ARTICLE III

PURPOSE AND POWERS

The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

(1) To conduct and carry on the business of an investment company of the management type.

(2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

(3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Amendment and Restatement, as its Board of Directors may determine.

(4) To redeem, purchase, or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and in accordance with duly adopted resolutions of the Corporation's Board of Directors as adopted from time to time.

(5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.
The Corporation shall be authorized to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Corporation Law of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                 ARTICLE IV

PRINCIPAL OFFICE AND RESIDENT AGENT

The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is the Prentice-Hall Corporation System, Maryland, a corporation of the State of Maryland, and the post office address of the resident agent is 11 East Chase Street, Baltimore, Maryland 21202.

                            ARTICLE V

CAPITAL STOCK

The total number of shares of capital stock of the Corporation heretofore authorized was Two Hundred Million (200,000,000) shares of the par value of One Cent ($.01) per share and the aggregate par value of $2,000,000. As amended, the total number of shares of capital stock which the Corporation shall have authority to issue is Four Hundred Million (400,000,000) shares of the par value of One Cent ($.01) per share and of the aggregate par value of $4,000,000. All shares shall be issued on a fully-paid and non-assessable basis.

As an open-end company registered under the Investment Company Act of 1940, the Board of Directors of the Corporation may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue, from time to time as the Board of Directors shall determine, subject to any limits required by then applicable law.

Shares of capital stock of the Corporation shall have the following powers, preferences and rights, and qualifications, restrictions, and limitations thereof:

 (a) The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, then standing in his name on the books of the Corporation.

 (b) The shares of capital stock, when issued, will be fully paid and non-assessable and have no preference, preemptive, conversion, exchange, or similar rights.

 (c) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors. Dividends or distributions on shares or any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

 (d) No holder of shares of the Corporation's capital stock shall transfer such shares or any interest therein to any person that does not meet the suitability standards as set forth by resolution of the Board of Directors from time to time. "Transfer" includes any sale, assignment, transfer, encumbrance, hypothecation, pledge or other disposition of any nature, voluntary or involuntary, by operation of law or otherwise, of any shares or of any interest therein.

ARTICLE VI

PROVISIONS FOR DEFINING, LIMITING AND REGULATING
CERTAIN POWERS OF THE CORPORATION AND OF
THE DIRECTORS AND STOCKHOLDERS

(1) The number of Directors of the Corporation shall be one (1), which number may be, from time to time, increased or decreased by the Board of Directors by resolution. The names of those Directors who are currently in office at the date of these Articles of Amendment and Restatement are: Nancy Englander, David
I. Fisher, Khalil Foulathi, Beverly L. Hamilton, Raymond Kanner, Marinus W. Keijzer, Hugh G. Lynch, Helmut Mader, Teresa E. Martini, John G. McDonald, William Robinson, Patricia A. Small, Walter P. Stern, and Shaw B. Wagener.

(2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereinafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the by-laws of the Corporation or in the General Corporation Law of the State of Maryland.

(3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof or otherwise).

(4) Each Director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland.

(5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of applicable federal and state law.

                                 ARTICLE VII

                             DETERMINATION BINDING

Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends, interest and capital gains for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created or shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provisions of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or any other provision of law including, if applicable to the Corporation, the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any Director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                        ARTICLE VIII

PERPETUAL EXISTENCE

The duration of the Corporation shall be perpetual.ARTICLE IX

                                   AMENDMENT

The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

THIRD: The amendment to and restatement of the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the shareholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Articles of Incorporation.

FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the Articles of Incorporation.

SIXTH: The number of Directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the Articles of Incorporation.

SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters of fact required to be verified under oath, the undersigned President acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 30th day of June, 1997.

ATTEST:     EMERGING MARKETS GROWTH FUND, INC.
/s/Roberta A. Conroy  BY: /s/Nancy Englander
Senior Vice President      President
and Secretary